EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 28, 2005, relating to the consolidated financial statements of Educators Mutual Life Insurance Company, which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Harrisburg, Pennsylvania

January 18, 2006